Exhibit 99.(l)(2)

[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

August 19, 2008

Morgan Stanley Frontier Emerging Markets Fund, Inc.

522 Fifth Avenue

New York, New York  10036

Re:

Morgan Stanley Frontier Emerging Markets Fund, Inc., a Maryland corporation (the “Fund”) – Registration Statement on Form N-2 (Securities Act File No. 333-150859 and Investment Company Act File No. 811-22202), as amended (the “Registration Statement”), pertaining to up to 100,000,000 shares (the “Shares”) of the common stock of the Fund, par value $0.01 per share (“Common Stock”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Fund in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), by the Fund pursuant to the Registration Statement, which was originally filed with the Securities and Exchange Commission (the “Commission”) on or about May 12, 2008, as amended.  You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Fund and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)                                     the corporate charter of the Fund, represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on April 30, 2008 (the “Charter”);

(ii)                                  the Bylaws of the Fund adopted as of May 1, 2008 (the “Bylaws”);

(iii)          organizational resolutions adopted by the Board of Directors of the Fund (the “Organizational Resolutions”);

(iv)          resolutions adopted by the Board of Directors of the Fund, or committees thereof, dated as of June 25-26, 2008 (the “Existing Directors’ Resolutions” and together with the Organizational Resolutions and the Final Determinations (as hereinafter defined), the “Directors’ Resolutions”);

(v)           the Registration Statement;

(vi)          a status certificate of the Department, dated as of August 18, 2008, to the effect that the Fund is duly incorporated and existing under the laws of the State of Maryland;

(vii)         a certificate of Mary E. Mullin, Secretary of the Fund, and Stefanie V. Chang Yu, Vice President of the Fund, dated as of August 19, 2008 (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws and the Organizational Resolutions and Existing Directors’ Resolutions are true, correct and complete, and that the Charter, the Bylaws and the Organizational Resolutions and Existing Directors’ Resolutions have not been rescinded or modified and are in full force and effect as of the date of the Officers’ Certificate, and certifying, among other things, as to the manner of adoption of the Organizational Resolutions and Existing Directors’ Resolutions, the number of issued and outstanding shares of Common Stock and the receipt of consideration therefor, and the general authorization for issuance of the Shares; and

(viii)        such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinion set forth below, we have assumed the following:

(a)           each person executing any of the Documents on behalf of a party (other than the Fund) is duly authorized to do so;

(b)           each natural person executing any of the Documents is legally competent to do so;

(c)           the Officers’ Certificate and all other certificates submitted to us are true and correct when made and as of the date hereof and without regard to any knowledge qualifiers contained therein;

(d)                                 any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all representations, certifications, statements and information contained in the Documents are true and complete without regard to any knowledge qualifier contained therein; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(e)                                  no action will be taken by the Fund between the date hereof and the date of issuance of the Shares that will result in the total number of shares of Common Stock of the Fund outstanding, after giving effect to issuance of the Shares, exceeding the total number of shares of Common Stock that the Fund is authorized to issue under its Charter; and

(f)                                    prior to the issuance of the Shares, the Board of Directors of the Fund, or a duly authorized committee thereof, will adopt resolutions determining the number of Shares to be issued by the Fund, the consideration to be received by the Fund for the Shares and approving the terms for the issuance and sale of the Shares (collectively, the “Final Determinations”).

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(1)           The Fund is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland.

(2)           The Shares have been duly authorized for issuance, and when such Shares are issued and delivered by the Fund, as contemplated by the Registration Statement, in exchange for payment of the consideration therefor as described in the Directors’ Resolutions and the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of the Investment Company Act of 1940, the Securities Act or any other federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention.  We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

Clifford Chance US LLP may rely upon this opinion, in its capacity as securities counsel to the Fund, in connection with the filing of the Registration Statement and in rendering its opinion to the Fund in connection therewith.

We consent to your filing this opinion as an exhibit to the Registration Statement.  We also consent to the identification of our firm as Maryland counsel to the Fund in the section of the Registration Statement entitled “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP